UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 22, 2014

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2014, LRI Holdings, Inc. (the “Company”), the parent company of Logan’s Roadhouse, Inc., announced that Michael Andres will resign his positions as President, Chief Executive Officer and Chairman of the Board of Directors of the Company effective September 12, 2014 to become President of McDonald's USA.

In connection with his departure, the Company announced the appointment of Gerard Lewis as interim Chief Executive Officer. Mr. Lewis has served as an advisor to the Company's executive management team since January 2014, advising on culinary strategy and new menu development. Mr. Lewis is a 35 year veteran of the restaurant industry and has previously served as the Chief Concept Officer for Wendy's International and Chief Concept Officer for Boston Market.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press Release dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2014	LRI Holdings, Inc.

	By:	/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer and Treasurer
(Duly Authroized Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 22, 2014

5